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EXHIBIT 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 16, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report to Shareholders of Scudder Tax Managed Growth Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated March 1, 2000.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000







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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated March 25, 1999, relating to the Statement of Assets and Liabilities and Statement of Operations as of March 23, 1999 to the Shareholder of Scudder Select 500 Index Fund which are also incorporated by reference into the Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000